EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 23, 2026, with respect to the consolidated financial statements of Benchmark Electronics, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Phoenix, Arizona

June 8, 2026